SECTION 906 CERTIFICATION

Martin Gilbert, Chief Executive Officer, and Alan Goodson, Chief Financial Officer, of Aberdeen Australia Equity Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2007 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER Aberdeen Australia Equity Fund, Inc.	CHIEF FINANCIAL OFFICER Aberdeen Australia Equity Fund, Inc.

/s/ Martin Gilbert	/s/ Alan Goodson
Martin Gilbert	Alan Goodson

Date: December 21, 2007	Date: December 21, 2007